Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS






We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-3 and related Prospectus of Mer Telemanagement Solutions Ltd. for the registration of 1,349,500 of its Ordinary Shares and to the incorporation by reference therein of our report dated August 14, 2005, with respect to the consolidated financial statements of Business of Teleknowledge Group Ltd., included in the Form 6-K, filed in September 2005 with the Securities and Exchange Commission.



                                             /s/ Kost, Forer, Gabbay & Kasierer
                                             KOST, FORER, GABBAY & KASIERER
Tel-Aviv Israel                              A member of Ernst & Young Global
September 8, 2005